UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2010 (June 4, 2010)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

175 North Riverview Drive
Anaheim, California	92808

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 283-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignations of Executive Officers
On June 4, 2010, Richard Sanchez tendered notice of his intention to resign as Interim President and Chief Executive Officer of Fremont General Corporation (the “Company”) and Fremont Reorganizing Corporation (“FRC”), with such resignations to be effective as of July 5, 2010 (the “Sanchez Notice”). The Sanchez Notice indicated that because the duties and responsibilities of Mr. Sanchez as Interim President and Chief Executive Officer of the Company were materially reduced, which constituted a material demotion from his present position, upon the confirmation date of the Signature Group Holdings, LLC’s Chapter 11 Fourth Amended Plan of Reorganization of Fremont General Corporation, Joined by James McIntyre as Co-Plan Proponent, Dated May 11, 2010 (the “Plan”), as confirmed by the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”), Mr. Sanchez is terminating his employment for “good reason,” as defined in the Employment Agreement dated November 9, 2007, as amended on September 24, 2008 (the “Sanchez Employment Agreement”), by and between Mr. Sanchez, the Company and FRC. Under the terms of the Sanchez Employment Agreement, if the executive’s employment is terminated by the executive for good reason, he will be entitled to certain compensation and related benefits set forth in the Sanchez Employment Agreement. The foregoing description of the Sanchez Employment Agreement is qualified in its entirety by reference to the Sanchez Employment Agreement, which was attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on November 15, 2007, which is incorporated by reference herein. On June 9, 2010, Richard Sanchez tendered notice of his resignation as an executive officer of the Company’s direct and indirect subsidiaries, with such resignations to be effective on the effective date of the Plan.
On June 4, 2010, Thea K. Stuedli tendered notice of her intention to resign as Executive Vice President and Chief Financial Officer of the Company and FRC, with such resignations to be effective as of July 5, 2010 (the “Stuedli Notice”). The Stuedli Notice indicated that because the duties and responsibilities of Ms. Stuedli as Executive Vice President and Chief Financial Officer of the Company were materially reduced, which constituted a material demotion from her present position, upon the confirmation date of the Plan, as confirmed by the Bankruptcy Court, Ms. Stuedli is terminating her employment for “good reason,” as defined in the Employment Agreement dated November 9, 2007 (the “Stuedli Employment Agreement”), by and between Ms. Stuedli, the Company and FRC. Under the terms of the Stuedli Employment Agreement, if the executive’s employment is terminated by the executive for good reason, she will be entitled to certain compensation and related benefits set forth in the Stuedli Employment Agreement. The foregoing description of the Stuedli Employment Agreement is qualified in its entirety by reference to the Stuedli Employment Agreement, which was attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on November 15, 2007, which is incorporated by reference herein. On June 9, 2010, Thea K. Stuedli tendered notice of her resignation as an executive officer of the Company’s direct and indirect subsidiaries, with such resignations to be effective on the effective date of the Plan.

On June 4, 2010, Donald E. Royer tendered notice of his intention to resign as Executive Vice President and General Counsel of the Company and FRC, with such resignation to be effective as of July 5, 2010 (the “Royer Notice”). The Royer Notice indicated that because the duties and responsibilities of Mr. Royer as Executive Vice President and General Counsel of the Company were materially reduced, which constituted a material demotion from his present position, upon the confirmation date of the Plan, as confirmed by the Bankruptcy Court, Mr. Royer is terminating his employment for “good reason,” as defined in the Employment Agreement dated November 9, 2007 (the “Royer Employment Agreement”), by and between Mr. Royer, the Company and FRC. Under the terms of the Royer Employment Agreement, if the executive’s employment is terminated by the executive for good reason, he will be entitled to certain compensation and related benefits set forth in the Royer Employment Agreement. The foregoing description of the Royer Employment Agreement is qualified in its entirety by reference to the Royer Employment Agreement, which was attached as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on November 15, 2007, which is incorporated by reference herein.
On June 10, 2010, the Company’s outside securities law firm received an email from counsel to Signature Group Holdings, LLC (“Signature”), the Plan’s proponent, which indicated that Signature did not agree with the position taken by the aforementioned executive officers and intended to cause the reorganized debtor, after the effective date of the Plan, to vigorously dispute any claims based on allegations that such executives’ termination of their employment agreements were for “good reason,” as provided under their respective employment agreements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: June 10, 2010	By:	/s/ RICHARD A. SANCHEZ
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer